Exhibit 99.1

Contacts:	Stephanie Wakefield	Stacey Torman
	Director, Investor Relations	Public Relations
	650-385-5261	650-385-5389
	swakefield@informatica.com	storman@informatica.com
INFORMATICA REPORTS RECORD SECOND QUARTER RESULTS
Achieves All Time Record Revenue of $94 Million
REDWOOD CITY, Calif., July 19, 2007 — Informatica Corporation (NASDAQ: INFA), a leading provider of data integration software, today announced financial results for the second quarter ended June 30, 2007.
     Revenues for the second quarter of 2007 were $94.3 million, up 17 percent from the $80.8 million recorded in the second quarter of 2006. License revenues for the second quarter were $41.8 million, up 14 percent from the $36.9 million recorded in the second quarter of 2006. Net income for the second quarter, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $10.5 million or $0.11 per diluted share, up more than 37 percent from net income of $7.6 million or $0.08 per diluted share in the second quarter of 2006. For the three months ending June 30, 2007, earnings per diluted share is calculated on an “if converted” basis, including the add-back of $1.1 million of interest and convertible notes issuance cost amortization, net of income taxes.
     Non-GAAP net income for the second quarter of 2007 was $15.6 million or $0.16 per diluted share, up more than 14 percent from $12.9 million or $0.14 per diluted share in the second quarter of 2006. Non-GAAP net income excludes charges related to purchased in-process research and development, equity-based compensation, facilities restructurings and the amortization of acquired technology and intangible assets. A reconciliation of GAAP operating results and non-GAAP results is included below.
     For the six-month period ending June 30, 2007, revenues were $181.4 million, an increase of 18 percent from the $153.9 million recorded for the first six months of 2006. License revenues for the first six months of 2007 were $79.4 million, up 14 percent from $69.7 million in the first six months of 2006. GAAP net income for the first six months of 2007 was $19.6 million or $0.21 per diluted share, up over 50 percent versus $12.9 million or $0.14 per diluted share in the first six months of 2006. Non-GAAP net income for the first six months of 2007 was $30.0 million or $0.31 per diluted share, up over 19 percent versus $24.2 million or $0.26 per diluted share in the first six months of 2006. For the six months ending June 30, 2007, earnings per diluted share is calculated on an “if converted” basis, including the add-back of $2.2 million of interest and convertible notes issuance cost amortization, net of income taxes.
     “We are pleased with the record second quarter results in all major international regions,” said Sohaib Abbasi, chairman and CEO of Informatica. “The latest product releases clearly contributed to our record second quarter license results. Additionally, with the new OEM agreements signed last quarter, we further strengthened our partner ecosystem.”
Significant milestones achieved since April 2007 include:
•	Signed repeat business with 210 customers. Customers continue to derive considerable value from their investments in Informatica solutions. Repeat customers included Achmea Group, Alltel Communications, City of Calgary IT Services, First American Corporation, Groupe Pernod Ricard, L’Oréal USA, Norwich Union Life Services, Pennsylvania Department of Public Welfare, SAP AG, and Wachovia Securities.

•	Added 66 new customers. Informatica increased its customer base this quarter to 2,856 companies. New customers include Caixa Econômica Federal, Del Monte, National Association of Insurance Commissioners, Piraeus Bank, Pacific-Antai Life Insurance Company, Tickets.com, United Overseas Bank Limited, and Université Laval.

•	Established OEM relationship with SAP. SAP will embed Informatica’s PowerCenter, PowerExchange and Metadata Manager software into SAP® performance management and analytic applications and the SAP NetWeaver® platform for master data management and business intelligence.

•	Recognized as a “Leader” in the Gartner Data Quality Tools Magic Quadrant. Informatica placed in the “leaders” quadrant, progressing from the “visionary” quadrant in just 14 months. The rapid progress is recognition of the market’s increasing adoption of Informatica’s data quality and data profiling capabilities.

•	Achieved Record Customer Satisfaction. Informatica achieved “best in class” performance scores in the annual TNS Custom Research customer satisfaction survey. This year, 90 percent of customer respondents indicated that they planned to repurchase Informatica software at the same or higher level than in the past. Reasons for the strong showing included Informatica’s product performance, ease of use, quality, functionality, pricing, support, partner ecosystem and Informatica’s platform-neutral architecture.

•	Received Permanent Injunction Against Business Objects. Informatica was granted an injunction prohibiting Business Objects from shipping code that infringes on Informatica patents for the creation of context independent reusable transformations – a critical element of an enterprise-class data integration platform.

•	Innovation Awards. Informatica hosted the ninth annual Informatica World Conference in Orlando, Florida. At the event, Air France/KLM Cargo, Boston Medical Center, Cadbury Schweppes, and the New York Police Department, were among the customers honored with Innovation Awards for their innovative application of Informatica Data Integration technologies to drive business advantage.
Conference Call and Webcast
Informatica will discuss its second quarter 2007 results on a conference call today beginning at 2:00 p.m. PDT. A live Webcast of the conference call will be available at http://www.informatica.com/investor. A replay of the call will also be available by dialing 617-801-6888, reservation number 98576963.
About Informatica
Informatica Corporation (NASDAQ: INFA) is a leading provider of enterprise data integration software and services. Using Informatica products, companies gain greater business value by integrating all their information assets. More than 2,850 companies worldwide rely on Informatica to reduce the cost and expedite the time to address data integration needs of any complexity and scale. For more information, call 650-385-5000 (1-800-653-3871 in the U.S.), or visit www.informatica.com.

GAAP to Non-GAAP Results
(in thousands, except per share data and percentages)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
GAAP Net income	$10,456	$7,629	$19,550	$12,897

Plus:
Amortization of acquired technology	727	544	1,449	996
Amortization of intangible assets	362	162	718	292
Facilities restructuring charges	1,026	1,129	2,075	2,278
Purchased in-process research and development	—	—	—	1,340
Share-based payments	3,877	3,420	7,918	6,420
Tax benefit of share-based payments	(832)	—	(1,699)	—

Non-GAAP Net income	$15,616	$12,884	$30,011	$24,223

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Diluted net income per share: *
Diluted GAAP Net income per share	$0.11	$0.08	$0.21	$0.14

Plus:
Amortization of acquired technology	0.01	0.01	0.01	0.01
Amortization of intangible assets	—	—	0.01	0.01
Facilities restructuring charges	0.01	0.01	0.02	0.02
Purchased in-process research and development	—	—	—	0.01
Share-based payments	0.04	0.04	0.08	0.07
Tax benefit of share-based payments	(0.01)	—	(0.02)	—

Diluted Non-GAAP Net income per share	$0.16	$0.14	$0.31	$0.26

Shares used in computing diluted GAAP Net income per share	103,206	93,062	102,778	93,832
Shares used in computing diluted Non-GAAP Net income per share	103,951	93,841	103,472	94,686

*	Diluted EPS is calculated under the “if converted” method for the three and six months ended June 30, 2007. This includes the add-back of $1.1 and $2.2 million of interest and convertible notes issuance cost amortization, net of income taxes for the above periods, respectively.
Non-GAAP Financial Information
     To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, Informatica uses non-GAAP financial measures of net income and net income per share. These measures are adjusted to exclude the charges and expenses discussed above. The company believes the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its historical financial performance. These adjustments to the company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the company’s underlying operational results, trends, and marketplace performance. Informatica believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with its historical financial results, as well as comparability to similar companies in the company’s industry, many of which present similar non-GAAP financial measures to investors. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP in the U.S.
Safe Harbor
     This press release contains forward-looking statements relating to Informatica’s opportunity for growth in the data integration market, and efforts being conducted with strategic partners. Such statements involve risks and uncertainties, and actual results may differ materially from the results described in this press release. The potential risks and uncertainties that could cause actual results to differ include, among others, risks related to (1) competition with larger companies that have longer operating histories and greater financial, technical, marketing, and other resources; (2) uncertainty in the state of IT spending and the continued growth in the market for data integration solutions in general; and (3) lack of control regarding our strategic partners’ devotion of adequate resources to promote, sell, implement, and support our products, as well as those risks and uncertainties included under the caption “Risk Factors” in Informatica’s report on Form 10-K for the year ended December 31, 2006 and 10-Q for the quarter ended March 31, 2007, which are on file with the SEC and is available on the company’s investor relations website at http://www.informatica.com/. All information provided in this release is as of July 19, 2007 and Informatica undertakes no duty to update this information.
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Note: Informatica, PowerCenter, PowerExchange and Metadata Manager are registered trademarks of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenues:
License	$41,838	$36,851	$79,400	$69,655
Service	52,424	43,959	101,976	84,212

Total revenues	94,262	80,810	181,376	153,867

Cost of revenues:
License	943	1,389	1,748	2,916
Service	16,945	15,003	33,259	28,184
Amortization of acquired technology	727	544	1,449	996

Total cost of revenues	18,615	16,936	36,456	32,096

Gross profit	75,647	63,874	144,920	121,771

Operating expenses:
Research and development	16,949	14,185	34,973	27,243
Sales and marketing	39,103	35,442	74,214	66,965
General and administrative	9,134	6,935	16,859	13,578
Amortization of intangible assets	362	162	718	292
Facilities restructuring charges	1,026	1,129	2,075	2,278
Purchased in-process research and development	—	—	—	1,340

Total operating expenses	66,574	57,853	128,839	111,696

Income from operations	9,073	6,021	16,081	10,075
Interest income and other, net	3,357	3,028	6,516	5,396

Income before provision for income taxes	12,430	9,049	22,597	15,471
Provision for income taxes	1,974	1,420	3,047	2,574

Net income	$10,456	$7,629	$19,550	$12,897

Basic net income per common share	$0.12	$0.09	$0.23	$0.15

Diluted net income per common share (1)	$0.11	$0.08	$0.21	$0.14

Shares used in computing basic net income per common share	87,293	85,860	86,863	86,682

Shares used in computing diluted net income per common share	103,206	93,062	102,778	93,832

(1)	Diluted EPS is calculated under the “if converted” method for the three and six months ended June 30, 2007. This includes the add-back of $1.1 and $2.2 million of interest and convertible notes issuance cost amortization, net of income taxes for the above periods, respectively.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2007	2006
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$138,094	$120,491
Short-term investments	303,095	280,149
Accounts receivable, net of allowances of $1,303 and $1,666	55,392	65,407
Prepaid expenses and other current assets	13,597	10,424

Total current assets	510,178	476,471

Restricted cash	12,118	12,016
Property and equipment, net	12,586	14,368
Goodwill and intangible assets, net	184,652	187,317
Other assets	6,442	6,593

Total assets	$725,976	$696,765

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable and other current liabilities	$51,214	$62,400
Accrued facilities restructuring charges	18,651	18,758
Deferred revenues	89,644	85,364

Total current liabilities	159,509	166,522

Convertible senior notes	230,000	230,000
Accrued facilities restructuring charges, less current portion	59,485	65,052
Long-term deferred revenues	7,241	7,035
Long-term deferred tax liabilities	993	993
Long-term income taxes payable	4,024	—

Stockholders’ equity	264,724	227,163

Total liabilities and stockholders’ equity	$725,976	$696,765

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	For the Six Months Ended
	June 30,
	2007	2006
Operating activities:
Net income	$19,550	$12,897
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,427	4,968
Share-based payments	7,918	6,420
Amortization of intangible assets and acquired technology	2,167	1,705
Impairment of property and equipment, net	—	1,035
Allowance for doubtful accounts and sales returns allowances	37	(33)
Purchased in-process research and development	—	1,340
Non-cash facilities restructuring charges	2,075	2,278
Changes in operating assets and liabilities:
Accounts receivable	10,383	5,139
Prepaid expenses and other assets	(3,279)	(1,823)
Accounts payable and other current liabilities	(11,094)	(2,521)
Long-term income taxes payable	4,024	—
Accrued facilities restructuring charges	(7,667)	(6,477)
Deferred revenues	4,486	2,505

Net cash provided by operating activities	34,027	27,433

Investing activities:
Purchases of property and equipment	(3,442)	(1,879)
Purchases of investments	(230,880)	(200,205)
Maturities and sales of investments	207,838	156,365
Business acquisitions, net of cash acquired	—	(46,720)

Net cash used in investing activities	(26,484)	(92,439)

Financing activities:
Net proceeds from issuance of common stock	15,349	14,941
Repurchases and retirement of common stock	(5,993)	(61,559)
Issuance of convertible senior notes	—	230,000
Payment of issuance costs on convertible senior notes	—	(6,241)

Net cash provided by financing activities	9,356	177,141

Effect of foreign exchange rate changes on cash and cash equivalents	704	775

Net increase in cash and cash equivalents	17,603	112,910
Cash and cash equivalents at beginning of period	120,491	76,545

Cash and cash equivalents at end of period	$138,094	$189,455